SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 17, 2007
WASHINGTON MUTUAL, INC.
(Exact name of Registrant as specified in its charter)

Washington	1-14667	91-1653725
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)
1301 SECOND AVENUE
SEATTLE, WASHINGTON 98101
(Address of principal executive offices and Zip Code)
Registrant’s telephone number, including area code: (206) 461-2000

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURE

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     To facilitate the declassification of the board of directors of Washington Mutual, Inc. (the “Company”) approved by the Company’s shareholders in 2006, the following directors submitted resignations from the Company’s Board of Directors as of the Annual Meeting of Shareholders held on April 17, 2007 (the “2007 Annual Meeting”) in order to shorten their existing director terms: Kerry Killinger, Thomas Leppert, Charles Lillis, Michael Murphy, Orin Smith, Phillip Matthews, Mary Pugh, William Reed, Jr. and James Stever.
     The resignations were necessary simply to facilitate the transition to a declassified Board of Directors by shortening the existing terms of these directors and allowing them and all other Company directors to stand for re-election every year, rather than once every three years. At the 2007 Annual Meeting, all Company directors, including those listed above, were re-elected by shareholders for one-year terms.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2007		WASHINGTON MUTUAL, INC.

	By:	/s/ Fay L. Chapman

Fay L. Chapman
Senior Executive Vice President